UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Insured Municipal Income Fund Inc.

(Name of Registrant as Specified In Its Charter)

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On June 5, 2009, Insured Municipal Income Fund Inc. (the “Fund”) made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card with respect to the Annual Meeting of Shareholders of the Fund to be held on August 12, 2009.

UBS Global Asset Management

Insured Municipal Income Fund Inc.

Presentation to Institutional Shareholder Services

Table of Contents

SECTION 1

UBS Global AM Overview

At a glance (USD)

- Total invested assets: USD 507 billion[1]
- Balanced business:
  - Institutional assets: USD 297 billion[1]
  - Wholesale assets: USD 210 billion[1]
- Over 3,700 employees located in 26 countries[1]
- Investments cover traditional, alternative and real estate asset classes
- Providing a diverse range of advisory and investment solutions worldwide
- UBS Global Asset Management (Americas) Inc. ("UBS Global AM"), the advisor to Insured Municipal Income Fund Inc., is a part of the UBS Global Asset Management division and had approximately $142 billion in assets under management as of March 31, 2009

Innovative investment capabilities and services

Note: Assets represented are totals for the UBS Global Asset Management Business Group worldwide
Source: UBS Global Asset Management
1 As at March 31, 2009

Invested assets by asset class

USD 507 billion of invested assets as at March 31, 2009


Alternative¹ 8%
Real estate 7%
Multi asset² 20%
Equities 19%
Fixed income 22%
Money market 24%

Source: UBS Global Asset Management
1 Alternative includes Alternative and Quantitative Investments, Infrastructure and Private Markets
2 Multi asset includes asset allocation, currency and risk management. These are part of Global Investment Solutions

Invested assets by region

USD 507 billion of invested assets as at March 31, 2009


EMEA
USD 253bn
50%
40%
10%
Americas
USD 201bn
Asia Pacific
USD 53bn

Note: Assets represented are totals for the UBS Global AM division worldwide. The regional split is based on the client servicing location.
Note: The acronym EMEA is defined as Europe, Middle East and Africa
Source: UBS Global Asset Management

UBS Global Asset Management

SECTION 2

Municipal Fixed Income Approach

Mission

- **Seek to maximize after-tax total return, while minimizing volatility by delivering consistent, above-average returns**

- We view this as consistent with the Fund's investment objective: to achieve a high level of current income that is exempt from federal income tax, consistent with the preservation of capital.

Philosophy

Capitalize on inefficiencies in the municipal bond market to add value

- **We believe that:**
  - Discrepancies between market price and intrinsic value arise from market behavior and market structure providing opportunities to outperform
  - Teams of investment specialists working together deliver consistent results
- **We seek to maximize after-tax total return, while minimizing volatility by delivering consistent, above-average returns**



Price, Value
overvalued
Price
Intrinsic Value
undervalued
Time

Municipal investment process

Disciplined, well-defined

Disciplined top-down investment process

Duration → **Sector** → **Security Selection**

Duration
- Interest Rates
- Yield Curve
- Municipal/Taxables

Sector
- Municipal Market
- State Tax Exemption

Security Selection
- Credit
- Structure

Supported by extensive research

Extensive research provides the information advantage


Portfolio Manager Judgment
Proprietary Quantitative Research
Proprietary Credit Research
Proprietary Market Research
Economic Research

Municipal Fixed Income


Municipal Fixed Income
Elbridge Gerry
Capability Manager
Dawn Zerillo
Portfolio Management/Trading
Elbridge Gerry
Kevin McIntyre
Philip Tartaglia
Jodi Furman
Money Market/Cash Investments
Ryan Nugent
Philip Tartaglia
Open Position
Credit Research
Chuck Grande
Bill Veronda
Lisa DiPaolo
Trading/Portfolio Assistant
David Kim

Note: As of July 14, 2009
Chart does not necessarily reflect reporting lines

Changes to the Insured Municipal Market

- We believe that the primary participants in most closed-end muni funds are high net worth and other retail investors. They seek high tax-exempt income with limited/acceptable principal risk. We feel that the biggest long-term risk to principal is the creditworthiness of the securities within a fixed income fund. This risk can be lowered by the insurance of these securities. Also, this insurance may give shareholders a greater comfort level. It may also open the opportunity to purchase securities of issuers which on their own might have been too small to effectively access credit markets on their own.
- The credit crises had a significant impact on the monoline insurance business, but there is some growth, and there are some new developments, including:
  - From a primary insurance perspective, Berkshire and Assured Gty continue to grow market share, while FSA, MBIA, AMBAC and FGIC have not fared as well.
  - Municipal and Infrastructure Assurance Corp, an insurer formed with Macquarie Group and Citadel Investment Group, is already licensed in several major states and is expected to open for business as soon as they receive their credit ratings.
  - The National League of Cities has sent a proposal to the US Treasury Department to create a mutual bond insurance company to be called Issuers Mutual Bond Insurance Company. This company would be owned by state and local governments as well as state and local government agency municipal bond issuers. Their business plan looks to insure up to 5% of the entire municipal market in their first year, growing up to 25% in its 5th year.
  - While there can be no assurance as to how these initiatives may ultimately develop, they provide reasons to believe that there may be positive changes going forward
- To reflect the current market environment in which many insurers (including Ambac, MBIA, XL Capital and FGIC) have been downgraded below AAA by rating agencies, the Fund, in its proxy statement, is asking shareholders to approve a change to its investment policies. The proposed change would broaden the universe of available securities in which the Fund could invest in order to increase the Fund's investment flexibility in pursuing its investment philosophy of investing in high quality insured municipal securities which we believe would not result in a material increase in investment risk (while acknowledging that downgrades of insurers may correspond to a potentially higher credit risk for those insurers). UBS Global AM believes that this policy change, if approved by shareholders, would also improve the Fund's ability to compete with comparable insured municipal funds, many of which have already implemented similar changes.

SECTION 3

Insured Municipal Income Fund

Insured Municipal Income Fund Inc.

- Launched in June 1993
  - Formerly known as PaineWebber Premier Insured Municipal Income Fund Inc.
  - NYSE: PIF
- The Fund seeks to achieve a high level of current income that is exempt from federal income tax, consistent with the preservation of capital
  - Preservation of capital is part of the objective, albeit second to income
  - Under normal circumstances, the fund invests at least 80% of its net assets in insured municipal obligations, the income from which is exempt from regular federal income tax
- The Fund seeks to follow a disciplined and diversified risk aware investment process
  - Taking advantage of the firm's research capabilities, including credit and macro economic analysis
  - Seeking and capitalizing on inefficiencies in municipal bond markets across different sectors, maturities, bond structures, and issuers
  - Following a top-down investment process and bottom-up security selection process supported by extensive research
  - Portfolio construction takes into account duration, sectors, individual securities and overall risk level
- Strong, experienced Municipal Fixed Income Team that is adding resources
  - Kevin McIntyre, Portfolio Manager (18 years investment industry experience)
  - Ebby Gerry, Head of Municipal Fixed Income (28 years investment industry experience)
  - New Head of Municipal Credit Research – Chuck Grande (20 years investment industry experience)
  - Two new investment professionals (The team had a new member recently accept a position. The team is still looking for the second investment professional.)

Insured Municipal Income Fund Inc. (cont.)

- Over the past 5 years, the Board and UBS Global AM have been proactive at taking steps to build a competitive performance record, reduce Fund fees and provide partial liquidity to preferred shareholders
- Fund leverage
  - Currently, the Fund utilizes leverage in an effort to generate incremental yields and returns for the Fund's common shareholders
    - Leverage was originally created through the issuance of auction preferred shares ("APS")
    - A Tender Option Bond ("TOB") program was implemented in September 2008 to partially redeem some APS thereby diversifying the sources of portfolio leverage as well as providing the potential for savings on the overall cost of leverage
    - In December 2008, the Fund redeemed additional APS shares, which had the effect of decreasing the Fund's leverage
    - The Board and UBS Global AM continue to evaluate options to re-finance the remaining APS
- Competitive performance record from continuous management of UBS Global AM
  - The Fund performed well in 2008 amid significant market declines protecting investor principal more than many other similarly managed insured municipal closed-end funds
- On several occasions, the Board and UBS Global AM have implemented fee waivers to better align UBS Global AM's compensation with the interests of common shareholders
  - Including the current proposal to modify the current contractual fee structure which is pending shareholder approval

Performance – 5 Year Total Return

Relative to Lipper Insured Muni Debt Funds (Leveraged) Peers



5 Year Risk/Return (NAV) as of June 2009
Total Return (Annualized)
Risk (Standard Deviation)
Peers
Lipper Median
PIF



5 Year Risk/Return (Market Price) as of June 2009
Total Return (Annualized)
Risk (Standard Deviation)
Peers
Lipper Median
PIF

Source: Lipper

- Historically the Fund was managed more conservatively, focusing on higher quality credits and preservation of capital while being less aggressive in seeking outperformance relative to peers
- Responding to market changes, portfolio strategy had been further augmented to provide more flexibility and widen the opportunity set while still consistent with the Fund's overall investment objective

Past performance does not predict future performance. The return and value of an investment will fluctuate so that an investor's shares, when sold, may be worth more or less than their original cost. The fund's net asset value ("NAV") returns and market price returns assume that all dividends and other distributions, if any, were reinvested. Returns do not reflect the deduction of taxes that a shareholder could pay on Fund dividends and other distributions, if any, or the sale of Fund shares.

Timeline of changes

The Fund's Board of Directors and UBS Global AM have a track record of implementing changes to seek to improve fund performance

- 2003: increased leverage from approximately 33% to 40%
- 2003: use of futures contracts to manage curve positioning and adjust fund duration
- 2003: implemented a fee waiver which reduced the effective investment advisory and administration fee to 0.70% of the Fund's average weekly net assets
- 2004: increased the fee waiver, which reduced the effective investment advisory and administration fee to 0.60%
- 2005: began utilizing the limited ability to make limited investments in AMT bonds – such bonds often carry slightly higher yields and may provide a greater investment universe opportunity, but income is subject to alternative minimum tax for certain investors
- 2005: policy change allowing ability to hold non-AAA investment grade as part of the 20% non-insured allotment (previously only AAA allowed)
- 2006: advisory fees waived on assets attributable to APS, only charging on assets attributable to common shareholders - thus lowering total fund expenses
- 2008: implemented a tender option bond ("TOB") program to provide the fund with an alternative means of partially leveraging its assets, which enabled the Fund to redeem a portion of its APS
  - in September 2008, 800 shares or 19% of the Fund's outstanding APS redeemed
  - Overall, the TOB Program has lowered the cost of the Fund's leverage relative to the maximum dividends paid on the APS
- 2008: in December, an additional 300 shares (additional 8.8%) of the then outstanding shares of APS were redeemed in order to reduce the effective leverage in the Fund
  - this action served to ensure that in a difficult market environment the Fund continued to meet its asset coverage requirements and was able to continue to declare and pay monthly dividends to common shareholders
- 2009: Board approved, subject to shareholder approval, a new investment advisory and administration contract at an annual rate of 0.75% of the Fund's average weekly net assets, calculated on net assets attributable to common shares only. The current contract's advisory and administration fee is higher – 0.90% of the Fund's average weekly net assets -- and is calculated on the Fund's average weekly net assets attributed to both common shares and APS (although UBS Global AM has waived a portion of its fee attributable to APS stockholders since 2006 and would continue to do so)
- 2009: Board approved, subject to shareholder approval, a change in the Fund's investment policy regarding the minimum credit rating of insurers of municipal securities in which the Fund may invest. UBS Global AM believes that, if approved by shareholders, this should provide additional investment flexibility given the current market environment and the downgrading of bond insurers and help the fund remain competitive to peers

Performance – 3 Year Total Return

Relative to Lipper Insured Muni Debt Funds (Leveraged) Peers



3 Year Risk/Return (NAV) as of June 2009
Peers
PIF
Lipper Median



3 Year Risk/Return (Market Price) as of June 2009
Peers
PIF
Lipper Median

Source: Lipper

- The Fund's investment approach, along with the changes implemented by the Board of Directors and UBS Global AM, have improved relative performance when compared to its Lipper peers.
- The Fund's total return on a NAV basis ranked in the 20th percentile over the three-year period.
- On the market price total return basis, the Fund ranked in the 8th percentile over the three-year period.

Narrowing of the Fund Discount



<HELP> for explanation.
Hit # for Price and NAV tables.
EquityNAV
PIF US Equity
Page 1/7 Fund Premium/Discount
Range 07/14/06 - 06/26/09
Period W
Currency USD
Insured Municipal Income Fu
Premium / Discount
High -6.402% on 2/29/2008
Average -11.764%
Low -24.890% on 10/10/2008
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2009 Bloomberg Finance L.P.
H353-20-0 08-Jul-09 17:11:17

Source: Bloomberg

- As of 6/30/09, the Fund's discount was 7.8% and the Lipper Classification Insured Muni Debt Fund (leveraged) median discount was also 7.8% (Source: Lipper Lana)

Trailing Annualized Total Return as of June 2009

Relative to Lipper Insured Municipal Debt Funds (Leveraged)


Total Annualized (NAV) Returns
5
4
3
2
1
0
(1)
1 YR
3 YRS
5 YRS
10 YRS
Insured Muni Income Fund
Insured Muni Debt Funds (Leveraged) Median


Total Annualized (Market Price) Returns
6
5
4
3
2
1
0
1 YR
3 YRS
5 YRS
10 YRS
Insured Muni Income Fund
Insured Muni Debt Funds (Leveraged) Median

Source: Lipper

- The Fund's total return on NAV basis ranked in the 16th percentile over the one-year period.
- On the market price total return basis, the Fund ranked in the 24th percentile over the one-year period.

Past performance does not predict future performance. The return and value of an investment will fluctuate so that an investor's shares, when sold, may be worth more or less than their original cost. The fund's net asset value ("NAV") returns and market price returns assume that all dividends and other distributions, if any, were reinvested. Returns do not reflect the deduction of taxes that a shareholder could pay on Fund dividends and other distributions, if any, or the sale of Fund shares.

SECTION 4

Proposed Change to Investment Policy

Proposed change to Investment Policy

- The Fund currently has a fundamental investment policy (which means that it may not be changed without shareholder approval) to invest at least 80% of its net assets in "Insured Municipal Obligations, the income from which is exempt from regular federal income tax."
  - "Insured Municipal Obligations" are defined as "municipal obligations that are insured as to the timely payment of both principal and interest by an entity that, at the time of investment, has a claims-paying ability rated Aaa by Moody's Investor Services, Inc. ("Moody's"), AAA by Standard & Poor's ("S&P") or an equivalent rating by another nationally recognized statistical rating organization ("NRSRO")"
  - This policy largely reflected industry conditions present in the municipal bond market until relatively recently.
- While the Fund's "fundamental" policy to invest 80% of its net assets in "Insured Municipal Obligations" will remain the same, the Board has recommended that shareholders approve a change in the definition of "Insured Municipal Obligations."
- Additionally, the Board has adopted the following new non-fundamental policies (which could be changed in the future without a shareholder vote):
  - (i) the issuing entity must, at the time of investment, have a claims-paying ability rated at least investment grade by Moody's or S&P or an equivalent rating by another NRSRO;
  - (ii) to limit the Fund's exposure to lower-rated issues, a requirement is added that the Fund invest at least 60% of its net assets in securities rated, at the time of investment, at least Aa3 by Moody's or AA- by S&P or an equivalent rating by another NRSRO; and
  - (iii) the Fund would be able to invest up to 20% of its net assets in Municipal Obligations that are, at the time of investment,
    - (1) backed by an escrow or trust account containing sufficient US government or US government agency securities to ensure the timely payment of principal and interest,
    - (2) rated at least investment grade by Moody's or by S&P or an equivalent rating by another NRSRO, or
    - (3) deemed to be of investment grade quality by the investment advisor.
- Proposal also includes a limitation on the Fund's investments in nonrated securities to 10% of its net assets.
- Aside from the change to the definition of "Insured Municipal Obligations," none of the other changes require shareholder approval. However, because all of the changes are linked, they would only be implemented if shareholders approve the change in the definition of "Insured Municipal Obligations."

Proposed change to Investment Policy Cont.

The Fund's proposed investment policy change regarding the credit rating of insurers of municipal securities in which the Fund invests is intended to increase the Fund's investment flexibility given the current market environment and the recent downgrades of bond insurers.

- The change in the investment policy reflects the current market environment, in which many insurers (including Ambac, MBIA, XL Capital and FGIC) have recently been downgraded below AAA by S&P or Aaa by Moody's thereby effectively decreasing the universe of eligible securities in which the Fund may invest.
- UBS Global AM believes that the proposed change should not result in a material increase in investment risk
  - UBS Global AM's current approach in managing the Fund already considers the credit quality of both the insurer and the issuer.
    - Before purchasing municipal securities, UBS Global AM analyzes and reviews the financial strengths of both the insurer and the issuer of the municipal securities.
  - With respect to a number of insured securities in which the Fund invests, the issuer actually has higher credit quality than the insurers.
    - UBS Global AM's proposed additional policy that would require 60% of the Fund's net assets be rated Aa3/AA- or higher at the time of investment reflects this dual research focus and would permit UBS Global AM to consider the rating of both the insurer and the underlying issuer to a greater extent in security selection.
    - The Fund would not invest more than 10% of its net assets in nonrated securities.
  - UBS Global AM believes that this approach is appropriate under the current market environment and is beneficial in maximizing the Fund's potential risk-adjusted return while limiting investment risk.
- The change to the Fund's policies are intended to address the impact of market developments in connection with the downgrades to certain insurers and to increase the Fund's investment flexibility in pursuing its investment philosophy of investing in high quality insured municipal securities.

SECTION 5

Current Board of Directors

Board of Directors

- **The Fund's Board is composed of six members**
- **All Board members, including the chairman, are completely independent of UBS Global AM**
- **Five of the six directors meet the conditions imposed by the Investment Company Act of 1940 ("1940 Act") for being "disinterested" Board members**
  - These directors also meet the requirements for being disinterested under Maryland law, where the Fund was incorporated. However, one director is considered "interested" under the 1940 Act and Maryland law only because he is a senior advisor to Morgan Stanley, a brokerage firm that may conduct transactions with the Fund. He does not serve as a member of the Board's Audit Committee or the Nominating and Corporate Governance Committee
- **The Board's duties are to the Fund, not to UBS Global AM. The process by which directors are nominated to the Board is fully and completely in the hands of the disinterested directors.**

Board of Directors - Biographies

Name	Position	Term of Office	Principal occupation(s) during past 5 years
Meyer Feldberg	Director	Since 1993	Professor Feldberg is Dean Emeritus and professor of Leadership and Ethics at Columbia Business School, although on an extended leave of absence. He is also a senior advisor to Morgan Stanley (financial services) (since March 2005). Professor Feldberg also serves as president of New York City Global Partners (an organization located in part of the Office of the Mayor of the City of New York that promotes interaction with other cities around the world) (since May 2007). Prior to July 2004, he was Dean and Professor of Leadership and Ethics of the Graduate School of Business at Columbia University (since 1989).
Richard Q. Armstrong	Director and Chairman of the Board of Directors	Since 1995 (Director) Since 2004 (Chairman of the Board)	Mr. Armstrong is chairman and principal of R.Q.A. Enterprises (management consulting firm) (since April 1991 and principal occupation since March 1995).
Alan S. Bernikow	Director	Since 2006	Mr. Bernikow is retired. He was a consultant on non-management matters for the firm of Deloitte & Touche (international accounting and consulting firm) (from June 2003 until 2007). Previously, he was deputy chief executive officer at Deloitte & Touche.
Richard R. Burt	Director	Since 1995	Mr. Burt is a senior advisor to McLarty Associates (a consulting firm) (since April 2007) and chairman of IEP Advisors (international investments and consulting firm). Prior to April 2007, he was chairman of Diligence Inc. (information and risk management firm).
Bernard H. Garil	Director	Since 2006	Mr. Garil is retired (since 2001). He was a managing director at PIMCO Advisory Services (from 1999 to 2001) where he served as president of closed-end funds and vice-president of the variable insurance product funds advised by OpCap Advisors (until 2001).
Heather R. Higgins	Director	Since 2006	Ms. Higgins is the president and director of The Randolph Foundation (charitable foundation) (since 1991). Ms. Higgins also serves on the boards of several non-profit charitable groups, including the Independent Women's Forum (chairman), and the Philanthropy Roundtable (vice chairman). She also serves on the board of the Hoover Institution (since January 2009).

SECTION 6

Activist Shareholders

Dissidents Proxy Proposals

Full Value Offshore Partners, L.P., ("FVOP") and its affiliate Bulldog Investors General Partnership ("BIGP") along with additional activists, are seeking support for the following proposals:

- **Elect an entirely new slate of 6 directors as proposed in Bulldog's proxy statement**
  - Two directors elected by the holders of Auction Preferred Shares ("APS")
    - Voted solely by APS shareholders
      - Glenn Goodstein
      - Steve Samuels
  - Four additional directors are to be voted on by all shareholders
      - Phillip Goldstein
      - Andrew Dakos
      - Rajeev Das
      - Gerald Hellerman

- **Subject to market conditions, provide both common and APS shareholders an opportunity to realize net asset value of their shares**

- **Approve a proposal from another activist, Karpus Management, to terminate the advisory agreement between the Fund and UBS Global AM**

Weaknesses in the Dissidents' Proposals

- **If Bulldog's slate of directors is elected to the Board, we believe they will not function independently but serve for their own benefit**
  - Mr. Goldstein would have the task of serving both the investors in his own hedge funds and Insured Muni – These two tasks may not always align. What is best for one may not be best for both
    - All nominees except Mr. Hellerman are principals of one or more of the entities that are general partners of Bulldog Investors or affiliates
    - Thus, due to the likely short-term focus of Mr. Goldstein's hedge funds, it is unlikely that they will make decisions that favor all fund shareholders at the expense of his hedge funds
    - Collectively the new Board nominees beneficially own approximately 2 million common shares of PIF, all of which were purchased since July 2007 (relatively recently)
  - The Fund's current Board believes:
    - the Fund's investment advisory and administration contract with UBS Global AM could be terminated arbitrarily, stripping the Fund of the resources and expertise of UBS Global AM and potentially leaving the Fund without the ability to adequately manage its portfolio, conduct research, or pursue trades, or
    - the Fund could be liquidated or restructured, which the Board believes would not be in the best interests of the Fund and could result in adverse consequences to the Fund and its shareholders, especially in the current market environment.
- **The current Board supports FVOPs proposal to afford common and APS shareholders an opportunity to realize the net asset value of their shares. However, the current Board cautions the shareholders that the activists may have hidden motivations and interests that are not consistent with those of long-term shareholders**
  - The Board regularly considers measures to reduce the fund's discount that would be in the best interest of the fund
    - Throughout the years, numerous actions have been taken by the Board and UBS Global AM to improve the Fund's investment strategies, investment performance and level of fees and expenses in the interests of the Fund and its shareholders. These actions have contributed to increased investment performance and shareholder value.
    - Radical actions to reduce the discount, such as conducting share repurchases or tender offers, often bring about only a temporary reduction in the discount, may involve substantial transaction costs, would result in a smaller fund with a higher expense ratio and less investment flexibility, lower yield and likely lower total returns, and tend to benefit short-term shareholders far more than long-term shareholders.
    - Open-ending the fund would eliminate the discount but the Fund would have to significantly change its structure, many of its current strategies could no longer be used, and the Fund could no longer use leverage to the extent that it can as a closed-end fund, which could reduce tax-exempt dividends paid to common shareholders. Each of these consequences is taken into account by the Board when considering what actions will best serve the interests of the Fund.

Weaknesses in the Dissidents' Proposals Cont.

- Karpus proposes that the investment advisory agreement between the Fund and UBS Global AM be terminated due to the persistent discount to NAV, performance and negative press.
  - Karpus seems to suggest that share repurchases and tender offers should be implemented. However, Karpus fails to point out that share repurchases and tender offers often benefit short-term shareholders more than (and sometimes at the expense of) long-term shareholders, may not reduce the discount in the long term, and may drastically alter the characteristics of the Fund
  - Karpus's discount information is misleading; an average of monthly discount information provided by Lipper, Inc. indicates that over the one-year period ended March 31, 2009, the Fund's monthly average discount was 11.3%, in line with the median discount of its Lipper Insured Muni Debt Funds (Leveraged) peer group of 11.4% over the same time period
    - More recent premium discount information illustrates that the Fund's discount of 7.8% continues to be in line with its Lipper peer group median of 7.8%.
  - UBS Global AM has taken a series of measures over the years to enhance investment performance and shareholder value, including investment policy modifications and reductions in its advisory and administration fee
  - The Fund has a very competitive performance record relative to its Lipper peer group. Over the one-, three- and five-year periods ended June 30, 2009, the Fund has outperformed its Lipper Insured Muni Debt Funds (Leveraged) peer group median on a market price and net asset value basis
  - UBS Global AM's risk-aware investment process and rigorous credit analysis have enabled the Fund to focus on higher quality securities, making it a strong investment choice during times of increased market volatility
  - Karpus's proposal would leave the Fund orphaned with no investment advisor, and would result in the termination of an advisor with a record of careful stewardship during recent unprecedented market challenges
  - Karpus makes reference to UBS being subject to negative press. The Board has followed these press articles closely. The press statements do not relate to actions taken by UBS Global AM or the individuals responsible for managing the Fund. The statements made in the press relate to entities that are separate from UBS Global AM. The Board believes that UBS Global AM maintains high standards of regulatory compliance.

Benefits of a Closed-End Fund Structure

- **Stable pool of assets allows for more efficient (long-term) management of the portfolio, thus increasing return potential to shareholders over time**
  - Permits fuller investment of capital (no need to keep large allocations to cash to meet potential redemptions that might be unpredictable)
  - Reduces transaction expenses (associated with additional trading to meet subscriptions/redemptions)
  - Provides ability to purchase less liquid securities for potential realization of higher yield
- **Allows more effective use of leverage to potentially enhance yield and return to common shareholders**
  - Closed-end funds can leverage up to 50% with equity-like leverage while open-end funds are significantly more limited
- **Buying and selling flexibility through stock exchange for common shareholders**
  - Intraday trading on the NYSE provides liquidity and market price transparency
  - May offer opportunities to trade at a premium or a discount; e.g., if purchased at a discount, a closed-end fund may offer a higher yield than if purchased at net asset value and the potential to capture additional capital gains if the discount closes

Open End vs. Closed End Universe Analysis

Comparison of Insured Municipal Funds in Lipper universe

Total Return (NAV) Calendar Periods (through June 2009)



Insured Muni Debt Funds (Leveraged) - Closed End Fund Median
Insured Municipal Debt Funds - Open End Fund Median
25
20
15
10
5
0
(5)
(10)
(15)
(20)
1993
1995
1997
1999
2001
2003
2005
2007
YTD 2009

Distribution Yield to NAV (rolled monthly though June 2009)



8
7
6
5
4
3
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Insured Muni Debt Funds (Leveraged) Median
Insured Municipal Debt Funds Median

We believe closed-end funds provide a flexible structure to more effectively manage a municipal securities portfolio by investing capital more fully and utilizing leverage. The data provided here argues that closed-end funds provide better performance on a total return NAV basis and yield characteristics relative to open-end funds over the long term.

Comparison of Lipper Closed-End and Open-End Universe for Insured Municipal Bonds funds:

- Lipper Insured Muni Closed-End Funds outperformed Insured Muni Open-End Funds during 12 of the last 16 calendar year periods on a total return NAV basis
- Lipper Insured Muni Closed-End Funds historically out-yield Insured Muni-Open End Funds

Source: Lipper

UBS Global Asset Management

Conclusion

Thank you
for allowing us to make this presentation

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SECTION 7

Appendix

Elbridge (Ebby) T. Gerry, III

Senior Portfolio Manager & Head of Municipal Investments Managing Director

Years of investment industry experience: 28

Education: Colgate University (US), BA

- As head of municipal investments, Ebby Gerry is in charge of all tax-free investments, including municipal money market funds, closed-end funds, and separately managed accounts platforms.
- Prior to joining the firm in 1996, Ebby was employed at JP Morgan, where he began his career as a credit analyst in 1981. At JP Morgan, he was vice president in the global asset management group and co-managed the municipal department, which managed more than USD 5 billion in assets. He also served as the group's investment strategist. His positions there included municipal bond institutional sales, municipal bond trading and underwriting, and fixed income trader.
- Ebby chairs the US Municipal Bond Subcommittee and is a member of the Fixed Income Investment Committee of UBS Global AM.

Kevin P. McIntyre

Senior Portfolio Manager
Director

Years of investment industry experience: 18

Education: Siena College (US), BS

- Kevin is a senior portfolio manager for the PWS/ACCESS/MAC portfolios and is primarily responsible for the day-to-day management of two closed-end municipal funds, and for the SMA Relationship Trust Fund Series M (open-end fund).
- Kevin previously was the head of municipal trading for the team and had also assisted in the management of the municipal money market portfolios.
- Prior to joining the firm, Kevin was director of trading operations at Prime Capital Services, overseeing all equity and fixed income trading.
- Kevin is a member of UBS Global AM's US Municipal Bond Subcommittee.

Charles W. Grande

Head of Municipal Credit Research
Executive Director

Years of investment industry experience: 20

Education: Pace University (US), BA; Iona College Hagan School of Business (US), MBA

- Charles ("Chuck") Grande is the Head of Municipal Credit Research, with responsibility for overseeing the firm's independent municipal credit investment process. Chuck leads the formulation of municipal credit driven strategies in an effort to maximize client investment returns. In this role, Chuck oversees a team of municipal analysts in the selection of municipal credits tailored for individual client specific strategies.
- Prior to joining UBS in 2009, Chuck was Sector Head of the Municipal Department for Hartford Investment Management, responsible for the management of USD 10+ billion in municipal bond assets. Chuck's broad investment experience includes: insurance company, mutual fund, and individual high net worth strategies. During Chuck's 14 years at Hartford Investment Management, he also served as Head of Municipal Bond Research and Head of Fixed Income Trading. Prior to this, Chuck was Deputy Group Head and Senior Municipal Bond Analyst at Credit Suisse Financial Products. He began his career as an analyst at municipal bond insurer, MBIA.
- Chuck is a member of the Society of Municipal Bond Analysts, the National Federation of Municipal Bond Analysts, and the Municipal Analysts Group of New York.

Fixed Income team

Philip Tartaglia, CFA, CPA

Director

Senior Portfolio Manager/Trader

Phil has been with UBS Global AM since 2007. He leads the management of customized short duration and tax efficient/cross-over mandates and is integral to trading in the shorter duration securities across all accounts. Phil has almost 20 years of experience and was most recently the senior portfolio manager for 12 years at M.D. Sass Investors Services, at which Phil managed and traded all duration accounts and specialized on the customized short duration side and cross-over accounts. Prior to M.D. Sass, Phil worked at Continental Asset Management and New York Life Insurance Company. He holds a BS from Pace University.

Ryan Nugent

Director

Portfolio Manager/Trader

Ryan leads the management of the RMA Tax-Free, California, New York, and New Jersey Money Market Funds as well as the master portfolio for the UBS Select Tax-Free Funds. Ryan is integral in overall portfolio strategy and trade implementation across all accounts, especially in the short duration and cross-over strategies. He has a BS in Finance from Seton Hall University.

Dawn Zerillo

Director

Capability Manager

Dawn is responsible for communicating and developing relationships with current and prospective clients across all channels, as well as product development. Prior to joining UBS Global AM, Dawn was a Vice President at M.D. Sass Investors Services, managing client service and marketing for a wide range of investment strategies, mostly fixed income. During her eight years at M.D. Sass, she was also an assistant portfolio manager for the firm's diversified fund of hedge funds. She began her career at Alliance Capital Management. She has a BA from the State University of New York at Oneonta and an MBA in Finance/Investment Management from Pace University.

Fixed Income team

David Kim

Investment/Portfolio Management Assistant

David joined UBS Global AM in May 2008. He previously worked at Goldman Sachs in the Equity Derivatives group. Prior to this, he interned at both BlackRock and Merrill Lynch. David has a BA from New York University in Economics, and he is a Level 1 CFA candidate.

William W. Veronda, CFA

Executive Director

Bill joined UBS Global AM in 1995. He has 31 years of experience in corporate, municipal and asset-backed research as well as portfolio management. He was with the Invesco Funds Group for over ten years prior to joining UBS Global AM. He began his career as a fixed-income analyst with the Liberty Mutual Insurance Company in Boston, MA. Bill has a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Lisa DiPaolo

Associate Director

Lisa is responsible for the analysis of tax-free fixed income securities. She covers all sectors for Rule 2a-7 tax-free money market securities. She also contributes to the analysis of numerous sectors for the group's two closed-end funds. She is responsible for maintaining all lists and files for Rule 2a-7 tax-free funds and for the long-term funds. Lisa additionally is responsible for the review and analysis of the monoline insurers. Lisa holds a BA in Accounting from King's College and an MBA from LeMoyne College.

Jodi Furman

Junior Trader

Jodi is the latest addition to the Muni Team. Her responsibility will be to assist the Senior Portfolio managers in the trading of the SMA accounts and Funds. Prior to joining UBS Global AM, Jodi worked at Bank of America where for the last 3 and 1/2 years she was the trading assistant for the structured municipals products team. She has 10 years investment experience with over five years fixed income experience. Jodi holds a BS from University of Delaware.

Supplemental Data – Data points

- **Lipper classifies the Insured Municipal Income Fund in their Insured Municipal Debt Funds (Leveraged) classification, which they define as:**
  - A fund that invests primarily in municipal debt issues insured as to timely payment. These funds can be leveraged through the use of debt, preferred equity, and/or reverse repurchase agreements.

- **Risk/Return Data**

All data as of 6/30/2009	3 Years				5 Years			
	NAV		Market Price		NAV		Market Price	
	Ann Std Dev	Tot Return	Ann Std Dev	Tot Return	Ann Std Dev	Tot Return	Ann Std Dev	Tot Return
Insured Muni Income Fund	10.77	1.93	15.6	4.68	8.76	2.93	12.83	5.12
Lipper Classification: Insured Muni Debt Funds (Leveraged) Median	10.76	1.16	16.6	1.82	8.77	2.87	14.13	3.65

- **Trailing performance**

	1 YRS	3 YRS	5 YRS	10 YRS
NAV Performance as of 6/30/09				
Insured Muni Income Fund	2.56	1.93	2.93	4.07
Lipper Classification: Insured Muni Debt Funds (Leveraged) Median	-0.38	1.16	2.87	4.59
Market Price Performacne as of 6/30/09				
Insured Muni Income Fund	4.02	4.68	5.12	5.39
Lipper Classification: Insured Muni Debt Funds (Leveraged) Median	1.12	1.82	3.65	4.54